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                                                                   EXHIBIT 10.50

                             DIRECTOR FEE AGREEMENT

         THIS DIRECTOR FEE AGREEMENT (the "Agreement") is effective as of April 1, 2003 (the "Effective Date"), by and between CKE RESTAURANTS, INC., a Delaware corporation (the "Company"), and WILLIAM P. FOLEY, II (the "Director"). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows.

                                    Recitals

         WHEREAS, the Director is the Chairman of the Board of Directors of the Company;

         WHEREAS, the Company and the Director are parties to that certain Employment Agreement, dated as of April 9, 1999;

         WHEREAS, during the tenure of the Employment Agreement, the Director has devoted a significant amount of his time to the strategic, financial and operational affairs of the Company;

         WHEREAS, the Director now desires to devote more of his attention to other business ventures, and correspondingly less of his time to the strategic, financial and operational affairs of the Company; and

         WHEREAS, in recognition of the change in the relationship of the Company and the Director, the Company and the Director desire to terminate the Employment Agreement and enter into this Agreement;

         NOW, THEREFORE, the Company and the Director hereby agree as follows.

                                    Agreement

         1. Termination of Employment Agreement. As of the Effective Date, the Employment Agreement is hereby terminated and of no further force and effect; provided, however, that the Company and the Director shall each continue to be bound by the terms of the Employment Agreement with respect to any obligations incurred by either of them prior to the Effective Date, and Director shall continue to be bound by Section 10 regarding "Confidential Information"..

         2. Duties of the Director. The Company agrees to continue to retain the Director as its Chairman of the Board, and the Director accepts such service. As Chairman of the Board, Director shall perform such reasonable responsibilities and duties, commensurate with such position, as directed by the Company's Board of Directors or as set forth in the Articles of Incorporation and the Bylaws of the Company.

         3. Term. The term of this Agreement shall commence on the Effective Date and shall continue until terminated by the Director, on the one hand, or the Board of Directors of the Company, on the other hand (the "Term").

         4. Director Fees. During the Term, the Company shall pay the Director an amount, before deducting all applicable withholdings, of $150,000 per year, payable quarterly. The amount of such compensation may be periodically reviewed and increased at the discretion of the Compensation Committee of the Board of Directors.

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         5.       Other Compensation and Fringe Benefits. In addition to any pension, deferred compensation and stock option plans which the Company may from time to time make available to the Director upon mutual agreement, the Director shall be entitled to the following:

                  (a) the standard Company benefits enjoyed by the Company's top executives;

                  (b) payment by the Company of the Director's initiation and membership dues in a social and/or recreational club as deemed necessary and appropriate by the Director (and pre-approved by the Company at the Company's discretion) to maintain various business relationships on behalf of the Company; provided, however, that the Company shall not be obligated to pay for any of the Director's personal purchases and expenses at such club;

                  (c) provision by the Company during the Term and any extensions thereof to the Director and his dependents of the medical and other insurance coverage provided by the Company to its top executives; and

                  (d) provision by the Company of supplemental disability insurance sufficient to provide two-thirds of the Director's pre-disability annual compensation for a two year period.

The Company shall deduct from all compensation payable under this Agreement to the Director any taxes or withholdings the Company is required to deduct pursuant to state and federal laws or by mutual agreement between the parties.

         6. Expense Reimbursement. In addition to the compensation and benefits provided herein, the Company shall, upon receipt of appropriate documentation, reimburse the Director each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses in accordance with the Company's policies then in effect, all such expense reimbursements to be approved in writing by the Company's President.

         7. Non-Delegation of Director's Rights. The obligations, rights and benefits of the Director hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.

         8. Amendment. This Agreement contains, and its terms constitute, the entire agreement of the parties, and it may be amended only by a written document signed by both parties to this Agreement.

         9. Governing Law. California law shall govern the construction and enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be adjudicated in courts located in California.

         10. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs, all as determined by the court and not a jury.

         11. Severability. If any section, subsection or provision hereof is found for any reason whatsoever, to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any

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covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of the Director in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.

         12. Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three (3) days after being sent by United States certified mail, postage prepaid, with return receipt requested, to the parties at their respective addresses set for the below:

                  To the Company:

                           CKE Restaurants, Inc.
                           3916 State Street, Suite 300
                           Santa Barbara, CA 93105
                           Attention: Andrew F. Puzder, Chief Executive Officer

                  To the Director:

                           William P. Foley, II
                           4181 Creciente Drive
                           Santa Barbara, California 93110

         13. Waiver of Breach. The waiver by any party of any provisions of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by the other party.

         14. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                           [signature page to follow]

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         IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set forth above.

                                                     CKE RESTAURANTS, INC.

                                                     By:  /s/ Andrew F. Puzder
                                                          ----------------------

                                                     Its: President and Chief

                                                     DIRECTOR

                                                     /s/ William P. Foley, II
                                                     ---------------------------
                                                     William P. Foley, II

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